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                                                                   EXHIBIT 10.27

                                2002 CERTEGY INC.
                              ANNUAL INCENTIVE PLAN

1.       PURPOSE

The Certegy Inc. Annual Incentive Plan (the "Plan") rewards eligible employees for their contribution toward the success of Certegy Inc. (the "Company"). The purpose of the Plan is to encourage and reward the attainment of established annual individual and business goals.

2.       DEFINITIONS

The following words and phrases used in the Plan shall have these meanings:

         - "Change in Control" A "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

                  - Voting Stock Accumulations. The accumulation by any Person of Beneficial Ownership of 20% or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this paragraph, a Change in Control will not be deemed to have occurred if the accumulation of 20% or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (a) directly from the Company that is approved by the Incumbent Board, (b) by the Company, (c) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (d) by any Person pursuant to a Business Combination that complies with clauses (a),
                           (b) and (c) of the following paragraph;

                  - Business Combinations. Consummation of a Business Combination, unless immediately following that Business Combination, (a) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3 %) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (b) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns directly or indirectly, 20% or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (c) at least a majority of the members


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                           of the Board of Directors of the entity resulting
                           from that Business Combination were members of the Incumbent Board at the time of the action of the Board of Directors providing for that Business Combination; or


                  - Liquidation or Dissolutions. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (a),
                           (b) and (c) of the preceding paragraph; or


                  - Sale of Assets. A sale or other disposition of all or substantially all of the assets of the Company.

         For purposes of this paragraph, the following definitions will apply:


                  "Beneficial Ownership" means a beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.


                  "Business Combination" means a reorganization, merger or
                       consolidation, or a sale or other disposition of all or substantially all of the assets of the Company.


                  "Exchange Act" means the Securities Exchange Act of 1934,
                       including amendments, or successor statutes of similar intent.


                  "Eighty Percent (80%) Subsidiary" means an entity in which the
                       Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

                  "Incumbent Board" means a Board of Directors at least a
                       majority of whom consist of individuals who either are
                       (a) members of the Company's Board of Directors as of January 1, 2000 or (b) members who become members of the Company's Board of Directors subsequent to January 1, 2000 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.


                  "Person" means any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Exchange
                       Act).


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                  "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board of Directors.


         - "Committee" means the Certegy Inc. Compensation and Human Resources Committee of the Board, or any successor committee to which the responsibilities of that Committee are assigned.

         -        "Company" means Certegy Inc.

         - "Common Shares" means the Common Shares, par value .01 per share, of the Company or any security into which such Common Shares may be converted.

         - "Participant" means any salaried employee or officer of an Employer who qualifies for participation in the Plan.

         - "Employer" shall mean the Company or a subsidiary or affiliate by whom the Participant is employed.

         - "Incentive Year" means the 12 month period from January 1 through December 31, coinciding with the calendar year and the fiscal year of the Company.

         - "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to an election made under Section 6(a) of this Plan, subject to the terms and conditions of the Certegy Inc. 2001 Stock Incentive Plan.

         -        "Plan" means the Certegy Inc. Annual Incentive Plan

         - "Plan Objectives" shall mean specified levels of, or growth in, one or more of the following criteria:

                  1.       earnings per share;

                  2.       economic value added;

                  3.       revenue;

                  4.       operating profit;

                  5.       net income;

                  6.       total return to shareholders;

                  7.       cash flow/net assets ratio;

                  8.       debt/capital ratio;

                  9.       return on total capital;

                  10.      return on equity; and

                  11.      common stock price.


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                  If the Committee makes an award subject to a particular Plan
                  Objective, the Committee shall adopt or confirm a written definition of that Plan Objective at the time of the award. Plan Objectives may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the Participant is employed. Plan Objectives may be made relative to the performance of other corporations.

                  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Plan Objectives unsuitable, the Committee may in its discretion modify such Plan Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

         - "Restricted Shares" means Common Shares granted as a consequence of Section 5(e) or pursuant to an election made under Section 6(b) of this Plan, subject to the terms and conditions of the Certegy Inc. 2001 Stock Incentive Plan.

         - "Salary" means the base salary and overtime earnings of each Participant for the Incentive Year or that portion of the Incentive Year for which the Participant is eligible. Transfer reimbursements, relocation pay, station allowance, severance, and payments made as vacation pay in lieu of time off to retirees and those leaving the company for military service or health disability are excluded from Salary for purposes of this Plan. Salary received while on Salary Continuance is considered to be Salary for purposes of this Plan.

3.       ADMINISTRATION

(a) The Committee, in its discretion, may delegate to one or more officers or committees of the Company, or to the Company's compensation department, all or part of the Committee's authority and duties with respect to Participants who are not executive officers of the Company or other officers designated by the Committee. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the "Committee" shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

(b) Any Option Right or Restricted Share elections under Section 6 will be specifically approved by the Committee for awards to Participants designated under Section 6.

(c) The interpretation and construction by the Committee of any provision of this Plan, and any determination by the Committee pursuant to any provision of this Plan, shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

(d) The Plan shall be construed and administered in accordance with the laws of the State of Georgia.


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4.       ELIGIBILITY FOR PARTICIPATION

(a) Subject to the eligibility criteria set forth below, all salaried Participants are eligible to participate in the Plan.

(b) Participants at salary levels 65-75 and Executive Levels must have completed at least 3 months of service in the Incentive Year with the Employer to be eligible for an award at the end of the Incentive Year.

(c) A Participant who meets the criteria of subsection (b) above will also be eligible if such Participant was employed by the Employer in an eligible status at the beginning of the Incentive Year but was converted to a non-eligible status and continued employment in the non-eligible status through the Incentive Year, or if the Participant was employed by the Employer in a non-eligible status at the beginning of the Incentive Year but was converted to an eligible status and continued employment through the Incentive Year,. In either event, the applicable award will be calculated only on Salary for that portion of the year during which the Participant was in an eligible status.

(d)      (i)      Participants who leave the Employer prior to the end of an
Incentive Year on any of the following conditions will nonetheless be eligible for a pro-rated award under the Plan: (A) Participants who, following at least three months of service, go onto active duty military service during the Incentive Year; (B) Participants who, with the consent of the Employer, retire after reaching age 65, age 50 with 25 years of credited service, or age 55 with 5 years of credited service, during the Incentive Year; (C) Participants who die during the Incentive Year; (D) Participants who terminate employment because of disability during the Incentive Year; and (E) Participants who are forced to terminate employment because of job elimination during the Incentive Year and who were not offered employment by a company that is coordinated through Certegy.

         (ii) A Participant who leaves the Employer under one of these situations described in subsection (d)(i) will receive a pro-rated portion of his or her award normally within 60 days after the end of the Incentive Year in which termination occurs.

(e) If a Participant's most recent performance review in the Incentive Year is rated "Below Expectations", then the Participant will not be entitled to any award under the Plan.

(f) If a Participant is terminated, or otherwise leaves the employment of the Employer, prior to the end of the Incentive Year, and prior to actual payment of the award, for any reason other than those set forth in subsection d
(i) above, then the Participant will not be entitled to any award under the Plan.

(g) Notwithstanding anything else contained in this Agreement to the contrary, if a Change in Control occurs during an Incentive Year, each eligible Employee will be entitled to receive an award for that Incentive Year which is the greater of (i) the target award for that Incentive Year, or (ii) the projected results compared to Plan targets at the time of the Change in Control, calculated on the basis of compensation earned as of the effective date of the Change in Control.


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5.       DETERMINATION OF AWARDS

(a) For each Incentive Year, the Committee will establish Plan Objectives for the Company and/or the Employer for Plan purposes. If the Company or the Employer (as applicable) fails to meet these Plan Objectives for the Incentive Year, then the Committee may, in its sole discretion, authorize incentive awards to any, all, or none of the Participants in the Plan based on such considerations as the Committee deems appropriate.

(b) If the Company or the Employer (as Applicable) meets the Plan Objectives for the Incentive Year, then individual incentive awards will be determined on the basis of actual performance during the Incentive Year as compared with certain pre-established goals, including the following:

         - The Committee shall establish the threshold level of Company Performance, as well as the Corporate level performance necessary for maximum incentive award, for each Participant.

         - The threshold level of the group/business unit goals applicable to Participants shall be based on the annual business plan and other relevant data.

         - Individual performance goals will be established by the appropriate management authority for each Participant.

         - The Committee will approve the relative weighting of the above-mentioned goals for each Participant.

         - A threshold incentive award and a maximum incentive award shall be established for each Participant, expressed in terms of a percentage of that Participant's Salary for the Incentive Year.

(c) Individual incentive awards will be deemed earned based upon the degree to which all established goals are attained for the Incentive Year. If a Participant is rated "below expectation" on his or her individual performance goals, no incentive award will be made except at the discretion of the appropriate management authority.

(d) Participants who are transferred into or out of organizational entities covered by this Plan will be paid incentive for the months in the specific unit. Those Participants eligible for participation for a portion of the Incentive Year will receive an award applicable only to the Salary attributable to that portion of the Incentive Year during which they were eligible under this Plan.

(e) The Committee may designate a maximum amount of cash award under the Plan. If an award, determined on the basis of the criteria described above, would exceed that maximum, the difference will be paid in Restricted Shares granted under the Company's 2001 Stock Incentive Plan, at a value determined by the Committee.


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6.       CONVERSION OF AWARDS

(a) Eligible Participants, as determined by the Committee in its sole discretion, may request that they forego all or part of their award in exchange for an award of Option Rights. The election to make this request will be made by the Participant not later than a date each year specified by the Committee, but in no event to be later than the date when an award is earned. As an additional incentive for employees and officers to forego the potential receipt of a cash award, the Committee may approve from time to time a formula that includes an award premium based on the percentage of the award that is converted.

(b) Eligible Participants, as determined by the Committee in its sole discretion, may request that they forego all or part of their award in exchange for an award of Restricted Stock. The election to make this request will be made by the Participant not later than a date each year specified by the Committee, but in no event to be later than the date when an award is earned. As an additional incentive for employees and officers to forego the potential receipt of a cash award, the Committee may approve from time to time a formula that includes an award of additional incremental shares of Restricted Stock

7.       PAYMENT OF AWARDS

Except to the extent that the Award is converted pursuant to Section 6, Awards will normally be paid to eligible participants as soon as practicable following the close of the Plan Year.

8.       TERM OF THE PLAN

The Plan shall continue from year to year at the discretion of the Committee. In keeping with its purposes, the Committee will review the Plan annually and will consider any modifications which are consistent with the objectives of the Plan and the financial condition of the Company.

9.       EFFECTIVE DATE

This Plan, as amended and restated, shall become effective upon the approval of this Plan by the Committee.

10.      NO RIGHT TO CONTINUED EMPLOYMENT

This Plan creates no rights for continued employment on the part of any Participant, and it shall not interfere in any way with any right the Company or any Employer would otherwise have to terminate such Participant's employment or other service at any time.

11.      AMENDMENTS

The Committee may amend, suspend or terminate this Plan at any time.


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